EXHIBIT 99.4

For the Group 3 loans:

                           Avg Loan Size   Total Balance     WA FICO      WA LTV
                           -------------   -------------    --------     -------
IndyMac                          491,911     119,534,330         699        74.2
GreenPoint                       511,284      97,655,316         704        78.3
Countrywide                      423,401       6,774,421         700        73.7